JP Morgan Industrials Conference March 10, 2020

Disclaimer 2 Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. The words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding revenues, cost of operations, the delivery schedule of aircraft on order, and announced new service routes. All forward-looking statements are based upon information available to the Company at the time the statement is made. The Company has no intent, nor undertakes any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above. Forward-looking statements speak only as of the date of this presentation. You should not put undue reliance on any forward-looking statements.

COVID-19 Adds Uncertainty to our Outlook 3 Q1 2020 FY 2020 • Jan & Feb outperformed on TRASM • Given the uncertainty surrounding the impact of • CASM Ex-fuel for 1Q20 is estimated to be up COVID-19, previous FY 2020 guidance should not about 3%, which compares favorably to our be relied upon original guide of up 3.5% to 4.5% • Based on the forward curve as of 3/9/20, fuel • Steep declines in yields since late February price for the full year would be about $1.45 but we have been able to maintain reasonable load factors • Announced capacity changes should be supportive to unit revenues • Declining fuel prices help offset yield pressures • Assuming current booking and yield trends hold, pre-tax margin for 1Q20 is estimated to between 2% to 4% 1. Tax rate for 1Q20 is currently estimated to be about 27%.

Company Actions 4 Network Operations Guest Relations • Trimming April capacity • Task force created to • Implemented policy to by approximately 5% vs. address virus-related waive fees to reschedule original schedule issues travel or to create credit – April capacity will now be • Following CDC guidelines shell for future travel up 9% y/y vs. original and working with MedAire schedule of 14% to monitor the situation – Majority of adjustments are to off-peak days and • Crews received training markets with multiple on safety procedures frequencies around respiratory illness • Assessing our capacity • Distributed extra cleaning reductions for May supplies to stations

Load Factors 5 Since the end of February, we have seen significant pressure on fares with modest pressure on load factor Spirit Load Factor % 100 88.5 84.6 78.8 80.7 82.5 83.3 85.2 81.4 80 76.6 60 40 20 0 1-Mar 2-Mar 3-Mar 4-Mar 5-Mar 6-Mar 7-Mar 8-Mar Mar Sun Mon Tues Wed Thurs Fri Sat Sun 2020E 1. Load factor estimate for March 2020 is based on expectations as of 3/9/20.

Resilient Business Model 6 Low Cost High Margins Strong Liquidity • Low cost provides best • High margins and • Large cash balance platform for serving strong cash generation ($1B or 28% TTM Revenue) low yield leisure provide cushion for • More than $700MM in travelers lower yields unencumbered assets • More difficult for high- • No debt financial CASM carriers to covenants compete for leisure travelers at depressed yields

7

Low Costs Matter

- Our cost advantage allows us to profitably price at levels below competitors' breakeven fare
- Higher cost carriers subsidize matching low domestic fares with high corporate yields; since the outbreak of COVID-19, business travel demand has contracted materially

FY 2019 S-L Adjusted CASM – Ex Fuel (1)


15
12
9
6
3
0
5.58
8.40
9.32
11.85
12.46
12.62
spirit
SOUTHWEST
jetBlue
DELTA
UNITED
American Airlines

1. Cost data based on public company reports for the twelve months ended 12/31/2019. Excludes special items and reported non-airline expenses for all carriers. Seat weighted stage length adjusted to 1000 miles. Formula = CASM multiplied by (airline stage length/1000)^0.5. Seat weighted stage length based on published schedules for twelve months ended 12/31/2019. See Appendix for reconciliation detail to most comparable GAAP measure for Spirit.

Spirit has a Strong Liquidity Position 8 As of 12/31/19, Spirit had $1.1B in unrestricted cash, equal to 28% of trailing twelve month revenue Liquidity Estimates as % of Trailing Twelve Month Revenue As of 12/31/19 67.2% 50.0% 38.7% 40.0% 35.6% 33.3% 30.3% 30.0% 25.3% 23.4% 17.5% 20.0% 10.0% 0.0% Unrestricted Cash & ST Inv. Undrawn Revolver Est. Unencumbered Assets Source: Investment bankers’ estimates, Company filings, CapIQ

Appendix

Key Investment Highlights Intact 11 Operating Consistently among the best in the U.S. industry Margin Ancillary Stable base with line of sight on accretive opportunities Revenue Cost Structure Industry leading with gap to competitors expected to increase Growth Profitable, diverse opportunities in both domestic and near-field Opportunities international markets Improved Improved our operational reliability and customer service metrics Brand Image Balance Strong cash balance and efficient capital structure Sheet

Aircraft Delivery Schedule 12 Spirit Airlines, Inc. Aircraft Delivery Schedule (net of Scheduled Retirements) as of February 5, 2020 A319 A320 CEO A320 NEO A321 CEO Total Total Aircraft Year-end 2019 31 64 20 30 145 1Q20 — — 8 — 8 2Q20 — — 4 — 4 3Q20 — — — — — 4Q20 — — 3 — 3 Total Aircraft Year-end 2020 31 64 35 30 160 1Q21 — — 6 — 6 2Q21 — — 6 — 6 3Q21 — — 8 — 8 4Q21 — — 6 — 6 Total Aircraft Year-end 2021 31 64 61 30 186 In addition to the aircraft noted above, Spirit has 107 aircraft scheduled for delivery through 2027.

Reconciliation: CASM Ex-Fuel 13 2019 (in thousands except CASM data in cents) Total operating expenses, as reported $ 3,329,489 Special items (1) 17,537 Total operating expenses excluding special items $ 3,311,952 Aircraft fuel, as reported 993,478 Total operating expenses excluding special items and fuel $ 2,318,474 Available seat miles (ASMs) 41,783,001 Cost per ASM (CASM) - GAAP 7.97 CASM excluding special items & aircraft fuel 5.55 S-L Adjusted CASM, excluding special items & aircraft fuel (2) 5.58 1. Special items include loss on disposal of assets, special charges, and other items. For 2019, special charges (credits) include amounts related to the write-off of aircraft related credits resulting from the exchange of credits negotiated under the new purchase agreement with Airbus S.A.S. (“Airbus”) executed during the fourth quarter of 2019. 2. Stage length adjusted to 1000 miles. Formula = CASM-ex multiplied by (average stage length / 1000)^0.5.